UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	54-1887631
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8730 Stony Point Parkway, Suite 150 Richmond, VA	23235
(Address of principal executive officers)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-148486

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share (the “Common Stock”), of Colfax Corporation (the “Company”), included under the caption “Description of Capital Stock” in the prospectus forming a part of the Company’s registration statement on Form S-1, which was originally filed with the Securities and Exchange Commission (the “Commission”) on January 4, 2008, as amended (Registration No. 333-148486) (including any subsequent amendments, the “Registration Statement”), is incorporated by reference into this registration statement. The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated by reference into this registration statement.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Colfax Corporation

Date: May 5, 2008	By:	/s/ John A. Young
John A. Young President and Chief Executive Officer